Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Michael Blum, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	the quarterly report on Form 10-Q of ICOX Innovations Inc. for the period ended September 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of ICOX Innovations Inc.

November 9, 2018

/s/ Michael Blum
Michael Blum
Chief Financial Officer, Secretary, Treasurer and Director
(Principal Financial Officer and Principal Accounting Officer)